Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Fox Factory Holding Corp. and subsidiaries of our report dated May 26, 2020, relating to the financial statements of MCM Custom Vehicles LLC which appears in Fox Factory Holding Corp.’s Current Report on 8-K/A dated May 26, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Borland Benefield, P.C.

Birmingham, Alabama

June 17, 2020